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                                                      EXHIBIT 4.2




















              AVNET DEFERRED COMPENSATION RABBI TRUST




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              AVNET DEFERRED COMPENSATION RABBI TRUST

                         TABLE OF CONTENTS



                                                             PAGE


ARTICLE 1 - TITLE AND DEFINITIONS.............................  3
     Section 1.1 Title.   3
     Section 1.2 Definitions.   3

ARTICLE 2 - ADMINISTRATION   4
     Section 2.1 Trustee Responsibility.   4
     Section 2.2 Maintenance of Records.   4

ARTICLE 3  - FUNDING..........................................  5
     Section 3.1 Contributions.   5
     Section 3.2 Subtrusts.   6

ARTICLE 4 - PAYMENTS FROM TRUST FUND   8
     Section 4.1 Payments to Trust Beneficiaries.   8
     Section   4.2   Trustee   Responsibility  Regarding  Payments   to   Trust
          Beneficiaries
               When the Company is Insolvent.  10
     Section 4.3 Payments to the Company.  11
     Section 4.4 Trustee Compensation  and  Expenses:  Other Fees and Expenses.
          11
     Section 4.5 Taxes.  12
     Section 4.6 Alienation.  12
     Section 4.7 Disputes.  13

ARTICLE 5 - INVESTMENT OF TRUST ASSETS  14
     Section 5.1 Investment of Subtrust Assets.  14
     Section 5.2 Disposition of Income.  14

ARTICLE 6 - TRUSTEE  15
     Section 6.1 General Powers and Duties.  15
     Section 6.2 Records.  17
     Section 6.3 Third Persons.  18
     Section 6.4 Limitation on Obligation of Trustee.  18

ARTICLE 7 - RESIGNATION AND REMOVAL OF TRUSTEE  19
     Section 7.1 Method and Procedure.  19

ARTICLE 8 - AMENDMENT AND TERMINATION  21
     Section 8.1 Amendments.  21
     Section 8.2 Duration and Termination.  22
     Section 8.3 Distribution upon Termination.  22

ARTICLE 9 - MISCELLANEOUS  23
     Section 9.1 Limitation on Participants' Rights.  23
     Section 9.2 Receipt or Release.  23
     Section 9.3 Governing Law.  24
     Section 9.4 Headings. etc., No Part of Agreement.  24
     Section 9.5 Instrument in Counterparts.  24
     Section 9.6 Successors and Assigns.  25
     Section 9.7 Indemnity.  25

                                 i

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         AVNET DEFERRED COMPENSATION RABBI TRUST AGREEMENT



     This Trust Agreement made and entered into this 29th  day  of January,

1998,  by  and  between  Avnet,  Inc., a New York corporation  (hereinafter called the "Company") and First American  Trust Company (hereinafter called

"Trustee"),  evidences the terms of a trust  for  the  benefit  of  certain employees, former employees and their designated beneficiaries (hereinafter collectively called  "Trust Beneficiaries") who will be entitled to receive benefits under the Avnet Deferred Compensation Plan ("Plan").

     This Trust is intended  to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, Chapter

l, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code")

and exempt from the fiduciary  provisions  of  part  4  of  Title  I of the

Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                        W I T N E S E T H:

     WHEREAS,   the  Company  wishes  to  establish  an  irrevocable  trust

(hereinafter called the "Trust") and to transfer to the Trust assets, which shall be held therein,  subject to the claims of the Company's creditors in the event of the Company's  Insolvency  (as  defined herein), until paid to the Trust Beneficiaries (as defined herein) as  benefits in such manner and at such times as required hereunder;

     WHEREAS,  it is the intention of the parties  that  this  Trust  shall constitute an unfunded  arrangement  and shall not affect the status of the

Plan as an unfunded plan maintained for  the  purpose of providing deferred compensation  for  a  select  group  of  management or  highly  compensated employees for purposes of Title I of ERISA;

     NOW, THEREFORE, it is mutually understood and agreed as follows:


                                 1

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                             ARTICLE 1

                       TITLE AND DEFINITIONSSECTION 1.1 TITLE.
This  Trust  Agreement shall be known as the  Avnet  Deferred  Compensation

Rabbi Trust.

SECTION 1.2 DEFINITIONS.
     The following  words,  when  used in this Trust Agreement with initial letter capitalized, shall have the meanings set forth below:

     "Employer" shall mean the Company  and  any successor corporations. It shall  also  include  each other entity under common  control  (within  the meaning of Sections 414(b)  or  (c)  the Code) with Company if the Board of

Directors or the Committee designates that such entity shall participate in the Plan.

     "General Fund" shall mean that portion  of the Trust fund which is not allocated to a Subtrust.

     "Plan"  shall mean the Avnet Deferred Compensation  Plan,  as  amended from time to time.

     "Subtrust"   shall   mean   a  separate  subtrust  established  for  a

Participant pursuant to Section 3.2.

     Capitalized terms not defined  above  shall  be  defined in accordance with the Plan.



                                 2

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                             ARTICLE 2

                          ADMINISTRATION

SECTION 2.1 TRUSTEE RESPONSIBILITY.
     By its acceptance of this Trust, Trustee agrees to make payments under this Trust to Trust Beneficiaries in accordance with the provisions of this

Trust Agreement.

SECTION 2.2 MAINTENANCE OF RECORDS.
     The Committee shall have the duty and responsibility  to  maintain all individual  Trust  Beneficiary records and to prepare and file all  reports and other information  required  by  any federal or state law or regulation relating  to  the  Trust  and  the  Trust assets,  except  for  those  laws regulating the business of the Trustee (E.G., banking and trust powers).



                                 3

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                             ARTICLE 3

                              FUNDING

SECTION 3.1 CONTRIBUTIONS.
     (a)  The Company hereby deposits  with the Trustee in trust the sum of

$100.00 to be held in the General Fund of the Trust.

     (b)  The Company shall contribute to  the Trust an amount equal to the amount deferred by each Participant under the  Plan. The Company shall also contribute cash to the Trust in an amount approximately  equal to the "cost of  insurance"  (as  defined  in  the  Policies) needed to fund  the  death benefits described in Section 6.2(a)(1)  or  6.2(b)  of  the Plan; provided that  such  obligation  shall  not  apply with respect to a Policy  if  the

Committee has directed the Trustee to discontinue the Policy. The Committee may direct the Trustee to discontinue  the  Policy  for any reason, without regard to whether Section 6.2(a)(1) or 6.2(b) of the  Plan  is  in  effect,

whether the Participant is employed or otherwise.

     (c)  Except  as  provided otherwise herein, all contributions received pursuant to (a) and (b)  above,  together with the income therefrom and any increment thereon, shall be held,  managed and administered by Trustee as a single  Trust  pursuant  to  the  terms of  this  Trust  Agreement  without distinction between principal and income.

     (d)  The principal of the Trust,  and  any  earnings  thereon shall be held  separate  and  apart  from other funds of Company and shall  be  used exclusively for the uses and  purposes  of  Trust Beneficiaries and general creditors  as  herein set forth. Trust Beneficiaries  shall  not  have  any preferred claim  on, or any beneficial ownership interest in, any assets of the Trust prior to  the time such assets are paid to them as provided under the terms of the Plan,  and  all  rights created under this Trust Agreement

shall   be  mere  unsecured  contractual   rights   of   Participants   and

Beneficiaries  against  the  Company or Trust. Any assets held by the Trust will be subject to the claims  of Company's general creditors under federal and state law in the event of Insolvency,  as  defined  in  Section  4.2(a)

herein.

SECTION 3.2 SUBTRUSTS.
     (a)  If  directed  by  the  Committee,  the  Trustee shall establish a separate  Subtrust  for  a  Participant  and  credit  the  amount  of  such contribution to that Participant's Subtrust. Each Subtrust shall reflect an individual interest in the assets of the Trust fund and  shall  not require any segregation of particular assets.

     (b)  Following  the  allocation  of  assets  to Subtrusts pursuant  to

Section 3.2(a), the Trustee shall allocate investment  earnings  and losses of  the  Trust  fund  among  the  Subtrusts in accordance with Section 5.2.

Payments to general creditors pursuant  to  Section  4.2  hereof  shall  be

charged   against   the   Subtrusts  in  proportion  to  the  corresponding

Participants' Account balances,  except  that  the  payment  of benefits on behalf  of  a  Participant  shall  be  charged  only  against  the Subtrust established or maintained for such Participant.

     (c)  Amounts allocated to a Participant's Subtrust may not be utilized

to   pay   benefits  to  another  Participant  or  Beneficiary  of  another

Participant.  Following payment of a Participant's entire benefit under the

Plan (whether by  the Trustee pursuant to the terms of this Trust Agreement or by the Company or  by  a  combination  thereof),  any  amounts remaining allocated to that Participant's Subtrust (and any Policy held  with respect to such Participant) shall be transferred by the Trustee to the Company. In lieu  of  transferring the Policy, the Committee may direct the Trustee  to designate a  new beneficiary (which may be the Company) under the Policy or cash in the applicable Policy and transfer the proceeds to the Company.



                                 4

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                             ARTICLE 4

                     PAYMENTS FROM TRUST FUND

SECTION 4.1 PAYMENTS TO TRUST BENEFICIARIES.

     (a)  The  Committee shall direct the Trustee to pay (or to commence to pay) to a Participant  (or,  in the case of the Participant's death, to the

Participant's Beneficiary) the  benefit,  excluding  amounts  described  in

Section  6.2(a)(1) or 6.2(b) of the Plan, payable to such Participant under the Plan (the  "Benefit  Amount")  as  soon  as  practicable  following the

Participant's  Payment  Eligibility  Date  (as  defined  in  the Plan).  If

Subtrusts  are established, the Trustee shall make such payment  only  from funds allocated to the Participant's Subtrust plus, to the extent that less than 100% of  a  Participant's  Deferral Account is held in a Subtrust, the

General Fund, if any.

     (b)  The Committee shall have  full  authority  and  responsibility to determine the correct time and amount of payment of the Benefit  Amount. In making such determination, the Committee shall be governed by the  terms of the Plan and this Trust Agreement.

     (c)  Any  obligation  to  a Participant's Beneficiary under this Trust

Agreement is also an obligation  of the Company to the extent not paid from the  Trust.  Accordingly,  to  the extent  payments  to  a  Participant  or

Beneficiary are discontinued pursuant  to Section 4.2, the Company shall be obligated  to  pay the Participant or Beneficiary  the  same  amount  (plus applicable interest  from  its general fund). If the amount credited to the

Trust (or a Subtrust if applicable)  is  not sufficient to make the payment of the Benefit Amount to a Participant or  Participant or Trust Beneficiary

in accordance with the determination by the  Committee,  the Company agrees that  it  shall  make  the  balance  of  such payment. Notwithstanding  the foregoing, neither the Trustee nor the Company shall have any obligation to pay  any  amounts described in Section 6.2(a)(1)  of  the  Plan;  all  such amounts shall be payable solely from the proceeds of the Policy, if any.

     (d)  Unless  a  Participant  or Beneficiary furnishes documentation in form and substance satisfactory to  Trustee that no withholding is required with respect to a payment of benefits  from the Trust, Trustee shall deduct from any such Benefit Payment any federal, state or local taxes required by law to be withheld by Trustee and shall  be  responsible  for  payment  and reporting of such withheld taxes to the appropriate taxing authorities. The

Trustee shall inform the Company of the amounts so remitted.

     (e)  Trustee  shall provide the Company and the Committee with written confirmation of the  fact  and  time  of  any  payment hereunder within ten business days after making any payment to a Trust Beneficiary.

     (f)  Following  payment of a Participant's entire  benefit  under  the

Plan (whether by the Trustee  pursuant to the terms of this Trust Agreement or by the Company or by a combination  thereof),  the Trustee shall, at the direction of the Committee, either (1) transfer ownership of the applicable

Policy  to  the  Company,  (2)  designate a new beneficiary  named  by  the

Committee (which may include the  Company),  or  (3) cash in the applicable

Policy  and  transfer the proceeds to the Company. In  addition,  any  cash previously received with respect to such Policy not used to pay benefits to the Participant shall be transferred to the Company.

SECTION   4.2  TRUSTEE   RESPONSIBILITY   REGARDING   PAYMENTS   TO   TRUST
          BENEFICIARIES WHEN THE COMPANY IS INSOLVENT.

     (a)  The  Company shall be considered "Insolvent" for purposes of this

Trust Agreement  if  (i)  the  Company  is  unable to pay its debts as they become due, or (ii) is subject to a pending proceeding  as  a  debtor under the United States Bankruptcy Code.

     (b)  At  all times during the continuance of the Trust, the  principal and income of the  Trust shall be subject to claims of general creditors of the Company as hereinafter  set  forth,  and at any time Trustee has actual knowledge, or has determined, that the Company  is Insolvent, Trustee shall deliver any undistributed principal and income in the Trust to satisfy such claims  as  a  court  of  competent jurisdiction may direct.  The  Company,

through its Board of Directors  or  any  of  its  executive officers, shall advise Trustee promptly in writing of the Company's  Insolvency. If Trustee receives  such notice, or otherwise receives written notice  from  a  third

party  which   Trustee,   in   its  sole  discretion,  deems  reliable  and

responsible, Trustee shall discontinue  payments  to  Trust  Beneficiaries,

shall  hold  the  Trust  assets  for  the  benefit of the Company's general creditors, and shall resume payments to Trust  Beneficiaries  in accordance with Section 4.1 of this Trust Agreement only after Trustee has  determined that the Company is not Insolvent or is no longer Insolvent. Unless Trustee has  actual  knowledge  of  the Company's Insolvency or has received notice from  the  Company or a third party  alleging  the  Company  is  Insolvent,

Trustee shall  have  no  duty  to inquire whether the Company is Insolvent.

Trustee may in all events rely on  such evidence concerning the solvency of the  Company  as may be furnished to Trustee  which  will  give  Trustee  a reasonable basis  for  making  a  determination  concerning  its  solvency.

Nothing  in  this  Trust Agreement shall in any way diminish any rights  of

Participants or Beneficiaries  to  pursue their rights as general creditors of the Company with respect to benefits payable hereunder or otherwise.

     (c)  If  Trustee discontinues payments  of  benefits  from  the  Trust pursuant to Section  4.2(b)  and  subsequently  resumes  such payments, the first  payment  following such discontinuance shall include  the  aggregate amount of all payments  which  would  have been made to Trust Beneficiaries

together  with  interest  at  the  Applicable   (Short-Term)  Federal  Rate

compounded  monthly  on  the  amount  delayed  during the  period  of  such discontinuance,  less  the  aggregate  amount  of payments  made  to  Trust

Beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 4.3 PAYMENTS TO THE COMPANY.

     Except  as provided in Sections 3.2(c), 4.1(f)  or  4.2,  the  Company shall have no  right or power to direct Trustee to return to the Company or to divert to others  any of the Trust assets before the Trust is terminated pursuant to Section 8.2.

SECTION 4.4 TRUSTEE COMPENSATION AND EXPENSES: OTHER FEES AND EXPENSES.

     The Company shall pay the Trustee such reasonable compensation for its services as shall be agreed  upon  from  time  to  time  by the Company and

Trustee,  and Trustee shall be reimbursed by the Company for  its  expenses that are reasonably  necessary  and  incident  to its administration of the

Trust. Following reasonable consultation with the  Company,  such  expenses shall  include  reasonable  fees  of  counsel  and  other advisors, if any,

incurred by Trustee (with the prior written consent of  the  Company, which consent shall not be unreasonably withheld) for the purpose of  determining its responsibilities under the Trust. Such compensation, expenses  or fees,

as  well as all other administrative fees and expenses, shall be paid  from

Trust assets unless paid directly by the Company.

SECTION 4.5 TAXES.
     Trustee  shall  not  be  personally  liable  for any real and personal property taxes, income taxes and other taxes of any kind levied or assessed under  the  existing or future laws against the Trust  assets.  Such  taxes shall be paid directly from the Trust assets unless paid by the Company, in the discretion of the Company.

SECTION 4.6 ALIENATION.
     Except as  required  by  a  qualified  domestic  relations  order, the benefits,  proceeds,  payments  or  claims of Participants or Beneficiaries payable  from  the Trust assets shall not  be  subject  in  any  manner  to anticipation, alienation,  sale, transfer, assignment, pledge, encumbrance,

charge, garnishment, execution  or  levy  of  any kind, either voluntary or involuntary. Any attempt to anticipate, alienate,  sell,  transfer, assign,

pledge, encumber, garnish, levy or otherwise dispose of or execute upon any right or benefits payable hereunder shall be void. The Trust  assets  shall not  in  any  manner  be  liable  for  or  subject to the debts, contracts,

liabilities,  engagements  or torts of any Trust  Beneficiary  entitled  to benefits hereunder and such  benefits  shall  not be considered an asset of

Trust Beneficiary in the event of his insolvency or bankruptcy.

SECTION 4.7 DISPUTES.
     All  disputes,  other  than  disputes  between  the  Trustee  and  the

Committee or Company, shall be resolved in accordance  with  Section 7.8 of the Plan.



                                 5

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                             ARTICLE 5

                    INVESTMENT OF TRUST ASSETS

SECTION 5.1 INVESTMENT OF SUBTRUST ASSETS.
     The Trustee shall invest and manage the assets of the Trust  (and each

Subtrust, if any) in accordance with written directions from the Committee.

SECTION 5.2 DISPOSITION OF INCOME.
     All income received by the Trust shall be reinvested. Any income  that is  attributable  to  the  amount credited to a Subtrust in accordance with

Section 3.2, and income thereon,  shall  be  credited  to such Subtrust and reinvested.



                                 6

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                             ARTICLE 6
                              TRUSTEE
SECTION 6.1 GENERAL POWERS AND DUTIES.
     Subject  to  written  directions  from  the  Committee  regarding  the investment  of  Trust  assets,  Trustee,  on behalf of Trust Beneficiaries,

shall have all powers necessary to administer the Trust, including, but not by way of limitation, the following powers  in  addition to other powers as are set forth herein or conferred by law:

          (a) To hold, invest and reinvest the principal  or  income of the

     Trust in bonds, common or preferred stock, other securities,  or other personal,  real  or  mixed  tangible or intangible property (including investment in deposits with Trustee  which  bear a reasonable interest rate,  including  without  limitation  investments  in  trust  savings accounts,  certificates  of  deposit,  time  certificates  or  similar investments or deposits maintained by the Trustee);

          (b) To hold, invest and reinvest the  principal  or income of the

     Trust in the Policies, direct investments under the Policies  and take any  other action regarding the Policies, as specifically directed  by the Committee (including those specified by Sections 3.1(b), 3.2(c) or

     4.1(f))  and to enter into split dollar life insurance agreements with

     Participants   pursuant  to  which  each  Participant  designates  the

     beneficiary to receive  the portion of the death benefits described in

     Section 6.2(a)(1) or 6.2(b) of the Plan;

          (c) If (i) directed  by the Company or Committee to discontinue a

     Policy or (ii) notified by the Committee or Company that a Participant

     has  terminated  employment  for   a   reason  other  than  death,  to

     immediately notify the insurance company  that  no  death benefits are payable to the beneficiaries of the applicable Participant  under  the

     Policy  (and  that neither the Participant nor his beneficiary has any rights under the  Policy or the benefits under the Policy) and to file a new beneficiary designation  with  the  Insurance Company naming the

     Trust as beneficiary, unless directed by the  Committee to cash in the

     Policy;

          (d)  To  pay and provide for the payment of  all  reasonable  and necessary expenses  of administering the affairs of the Trust, subject to reimbursement of such  expenses  within  30  days by the Company in accordance with Section 4.4;

          (e) To pay and provide for the payment of all  benefits  to Trust

     Beneficiaries   in  accordance  with  the  provisions  of  this  Trust

     Agreement;

          (f) To retain noninterest bearing deposits or a cash balance with

     Trustee of so much of the funds as may be determined to be temporarily held awaiting investment or payment of benefits or expenses;

          (g) To compromise,  arbitrate or otherwise adjust claims in favor of  or  against the Trust and  to  institute,  compromise  and  defend actions and proceedings;

          (h)  To  vote  any  stock,  bonds  or  other  securities  of  any corporation  or  other  issuer  at  any  time  held  in  the Trust; to otherwise  consent  to or request any action on the part of  any  such corporation or other  issuer;  to  give  general or special proxies or powers  of  attorney,  with  or  without  power  of  substitution;  to participate  in  any reorganization, recapitalization,  consolidation,

     merger or similar  transaction  with  respect to such stocks, bonds or other securities and to deposit such stocks, bonds or other securities in any voting trust, or with any protective or like committee, or with a trustee, or with the depositaries designated  thereby;  to  exercise any  subscription  rights  and conversion privileges; and to generally exercise any of the powers of  an  owner  with  respect to the stocks,

     bonds or other securities or properties in the Trust; and

          (i) Generally, to do all such acts, execute all such instruments,

     take all such proceedings, and exercise all such rights and privileges with  relation to the property constituting the Trust  as  if  Trustee were the absolute owner thereof.

SECTION 6.2 RECORDS.
     Trustee  shall  keep  a  full,  accurate  and  detailed  record of all transactions  of  the  Trust  which  the Committee shall have the right  to examine at any time during Trustee's regular business hours. Within 90 days after the close of each calendar year  and within 15 days after the removal or  resignation  of  Trustee, Trustee shall  furnish  the  Company  with  a statement of account with  respect  to  the  Trust.  This account shall set forth all receipts, disbursements and other transactions  (including  sales and  purchases)  effected by Trustee during said year (or until its removal or resignation), shall show the investments at the end of the year (or date of removal or resignation),  including  the  cost  and fair market value of each item, and the amounts allocated to each Subtrust.

SECTION 6.3 THIRD PERSONS.
     A third person dealing with Trustee shall not be  required to make any inquiry as to whether the Company or the Committee has instructed  Trustee,

or  Trustee is otherwise authorized, to take or omit any action, and  shall not be  required  to  follow  the  application  by  Trustee of any money or property which may be paid or delivered to Trustee.

SECTION 6.4 LIMITATION ON OBLIGATION OF TRUSTEE.
     Trustee shall have no responsibility for the validity  of  the Plan or of  the  Trust  and does not guarantee the payment of any amount which  may become payable to any Trust Beneficiary under the terms hereof.



                                 7

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                             ARTICLE 7

                RESIGNATION AND REMOVAL OF TRUSTEE

SECTION 7.1 METHOD AND PROCEDURE.
     (a)  Trustee  may  resign  at  any time by delivering to the Company a written notice of resignation, to take  effect on a date specified therein,

which shall be not less than 30 days after  the  delivery  thereof,  unless such notice shall be waived.

     (b)  The  Company  may  remove  Trustee  at  any time by delivering to

Trustee a written notice of removal, to take effect  on  a  date  specified therein,  which  shall be not less than 30 days after the delivery thereof,

unless such notice shall be waived.

     (c)  In case  of  the resignation or removal of Trustee, Trustee shall have a right to a settlement  of  its  accounts,  which may be made, at the option  of  Trustee,  either  (1)  by a judicial settlement  in  an  action instituted by Trustee in a court of  competent  jurisdiction,  or (2) by an agreement of settlement between Trustee and the Company.

     (d)  Upon  such  settlement,  all  right,  title and interest of  such

Trustee in the assets of the Trust, and all rights and privileges under the

Trust  theretofore  vested  in  such Trustee shall vest  in  the  successor

Trustee, and thereupon all liabilities  of  such  Trustee  shall terminate;

provided, however, that Trustee shall execute, acknowledge and  deliver all documents  and  written  instruments  which  are necessary to transfer  and convey all the right, title and interest in the  assets  of  the Trust, and all rights and privileges in the Trust to the successor Trustee.

     (e)  The   Company,   upon  receipt  of,  or  giving  notice  of,  the

resignation  or removal of Trustee,  shall  promptly  appoint  a  successor

Trustee. The successor  Trustee  shall be a bank or trust company qualified and authorized to do trust business  in  the  United  States of America and having on the date of appointment total assets of at least  $10,000,000,000 and  a  credit  rating from Moody's of A or better (or a comparable  credit rating from another well-known credit rating service).  In the event of the failure or refusal  of  the  Company  to  appoint  such a successor Trustee within  30  days  after the notice of resignation or removal,  Trustee  may secure, at the expense  of  the  Company, the appointment of such successor

Trustee by an appropriate action in  a court of competent jurisdiction. Any successor Trustee so appointed may qualify  by  executing and delivering to the Company an instrument accepting such appointment  and,  upon  delivery,

such  successor,  without  further  act,  shall  become-vested with all the right, title and interest, and all rights and privileges of the predecessor

Trustee with like effect as if originally named as Trustee herein.



                                 8

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                             ARTICLE 8

                     AMENDMENT AND TERMINATION

SECTION 8.1 AMENDMENTS.
     The  Company  shall have the right to amend (but  not  terminate)  the

Trust from time to time  and to amend further or cancel any such amendment.

The amendment procedure for  the  Trust shall, to the extent applicable, be

the identical amendment procedure contained  in  the  Plan.   Any amendment

shall  be  stated  in an instrument in writing executed by the Company  and

Trustee, and this Trust Agreement shall be amended in the manner and at the time therein set forth, and the Company and Trustee shall be bound thereby;

provided, however:

          (a) No amendment  shall  have  any  retroactive  effect  so as to deprive any Participant or Beneficiary of any benefits already  vested under  the  Plan, or create a reversion of Trust assets to the Company except as already  provided  in  this Trust Agreement, other than such changes, if any, as may be required  in  order  for  the  Trust  to be considered a component of a plan described in Section 9.3;

          (b) No amendment shall make the Trust revocable; and

          (c)  No  amendment  shall  increase  the duties or liabilities of

     Trustee without its written consent.

SECTION 8.2 DURATION AND TERMINATION.
     This  Trust  shall  not  be  revocable and shall  continue  until  the earliest of (a) the accomplishment of the purpose for which it was created,

(b) the exhaustion of all appeals of  a  final  determination of a court of

competent   jurisdiction   that  the  interest  in  the  Trust   of   Trust

Beneficiaries is includable  for  federal  income tax purposes in the gross income of such Trust Beneficiaries, without  such determination having been reversed (or the earlier expiration of the time to appeal), (c) if required to comply with applicable state law rules regulating the maximum length for which trusts may be established, the expiration  of  twenty  years  and six months  after  the  death  of  the  last surviving Trust Beneficiary who is living  and is a Participant or Beneficiary  on  the  date  this  Trust  is established,  (d)  a  determination  of  the Company to terminate the Trust because applicable law requires it to be amended  in  a way that could make it taxable and failure to so amend the Trust would subject  the  Company to material  liabilities, (e) a determination of the Company to terminate  the

Trust because  the  Company concludes, after consulting with legal counsel,

that judicial authority  or the opinion of the U.S. Department of Labor (as expressed in its proposed  or  final  regulations,  advisory  opinions,  or similar  administrative  announcements)  creates  a significant possibility that the Trust will not be considered a component of  a  plan  described in

Section  9.3 of this Trust Agreement, or (f) the dissolution or liquidation of the Company.

SECTION 8.3 DISTRIBUTION UPON TERMINATION.
     Upon termination of this Trust, Trustee shall liquidate the Trust fund and provide a final account to the Company and the Committee. To the extent

Trust assets  are sufficient, the Trustee shall pay to each Participant the appropriate Benefit  Amount.  After  its  final account has been settled as provided in Section 7.1(c), Trustee shall return  to the Company any assets remaining  after  the  distributions described in this  Section  8.3.  Upon making such distributions,  Trustee  shall  be  relieved  from  all further liability.  The powers of Trustee hereunder shall continue so long  as  any assets of the Trust fund remain in its hands.

                             ARTICLE 9

                           MISCELLANEOUS

SECTION 9.1 LIMITATION ON PARTICIPANTS' RIGHTS.
     Participation in the Trust shall not give Participants the right to be retained in the Company's or an Affiliate's employ or any right or interest in the Trust  other than as herein provided. The Company reserves the right to dismiss Participants  without any liability for any claim either against the Trust, except to the extent  provided  herein,  or against the Company.

All benefits payable hereunder shall be provided solely  from the assets of the Trust.

SECTION 9.2 RECEIPT OR RELEASE.
     Any payment to a Trust Beneficiary in accordance with  the  provisions of the Trust shall, to the extent thereof, be in full satisfaction  of  all claims  against Trustee and the Company, and Trustee may require such Trust

Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

SECTION 9.3 GOVERNING LAW.
     This  Trust Agreement and the Trust hereby created shall be construed,

administered and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of California;  provided,  however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Trust  being  (a)  classified  as a grantor trust as defined  in  Sections  671  ET  SEQ.  of the Code and (b) classified  as  a component  of an unfunded plan maintained  primarily  to  provide  deferred compensation  for  a  select  group  of  management  or  highly compensated employees,  as described in Section 201(2) of ERISA . If any  provision  of this instrument  shall  be  held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

SECTION 9.4 HEADINGS. ETC., NO PART OF AGREEMENT.
     Headings and subheadings  in  this  Trust  Agreement  are inserted for convenience  of  reference  only  and  are  not  to  be  considered in  the construction of the provisions hereof.

SECTION 9.5 INSTRUMENT IN COUNTERPARTS.
     This Trust Agreement may be executed in several counterparts,  each of which  shall  be deemed an original, and said counterparts shall constitute but one and the  same  instruments,  which may be sufficiently evidenced by any one counterpart.

SECTION 9.6 SUCCESSORS AND ASSIGNS.
     This Trust Agreement shall inure  to  the  benefit  of, and be binding upon, the parties hereto and their successors and assigns.

SECTION 9.7 INDEMNITY.
     (a)  Except  in  the  case  of liabilities and claims arising  out  of

Trustee's willful misconduct or gross  negligence,  Company shall indemnify and  hold  Trustee  harmless  from and against all liabilities  and  claims

(including reasonable attorney's  fees  and  expenses  in  defense thereof)

arising out of or in any way connected with the Plan or the  Trust  fund or the  management, operation, administration or control thereof and based  in whole or in part on:

          (1)  Any  act  or  inaction  of  Company or Committee (which term includes,  in  this  paragraph,  any actual  or  ostensible  agent  of

     Company) or

          (2) Any act or inaction of Trustee  resulting from the absence of proper  directions hereunder, or in accordance  with  any  directions,

     purported  or  real,  from Company or Committee, whether or not proper hereunder, if relied upon in good faith by Trustee.

     (b)  The Trustee does not  warrant and shall not be liable for any tax consequences associated with the Trust or the Plans.

     (c)  The Trustee shall not be  liable  for the inadequacy of the Trust to pay all amounts due under the Plans.

     IN WITNESS WHEREOF the undersigned have  executed this Trust Agreement as of the date first written above.


                    AVNET, INC.



                    By:  /S/ RAYMOND SADOWSKI
                         Its:SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER




                    FIRST AMERICAN TRUST COMPANY



                    By:  /S/ DENISE C. MEHUS
                         Its:VICE-PRESIDENT